Exhibit 10.7

Form of Coal Sales Contract

Contract No.:

Party A (Seller):

Party B (Buyer): Liulin Junhao Coking Coal Trading Co., Ltd.

In order to protect the legitimate rights and interests of both parties, the Party A and Party B enter into a contract after reaching an agreement on coal transaction through friendly negotiation in Liulin County of Shanxi Province on in accordance with relevant provisions of Contract Law of People's Republic of China in order to ensure compliance of both parties.

I. Name of goods: coking coal; quantity: t; price: RMB /t (inclusive of full amount of value-added tax) Quality standard of goods:

Ash (Ad)	Sulfur (St, d)	Volatile matter (Vdaf)	Value G	Value Y
≤13.5%	≤0.75%	≤24%	≥85	≥15

II. Delivery of goods: the Party B picks up the goods.

Consignee:                                  ; phone number:

Quantity to be delivered: the quantity of coking coal weighed by Party A shall prevail, and the Party A shall supplement 2% as loss.

Place of delivery:

Delivery of the goods shall be completed when the consignee of Party B picks up the goods.

III. Contact person of Party A:                                   ; phone number:

IV. Date and method of delivery, and burdening of relevant expenses

1.	Date of delivery: the actual condition shall prevail.
2.	Transport and expenses: the Party B shall be responsible for transporting the goods and bears the transportation expenses.

V. Terms of payment and date of payment

1.	Terms of payment: spot exchange

2.	Date of payment: the Party B shall pay off the payment for goods since the date of signing the contract.

VI. Execution and alteration of contract

This contract shall take effect when both parties stamp and the authorized representatives sign their names. During performance of the contract, both parties cannot change or terminate the contract arbitrarily; if alteration of the contract is required, one party can alter the contract after getting the written approval from other party, and both parties shall reach an agreement on the matters to be altered before alteration. If both parties fail to reach the agreement, the party putting forward alteration shall still comply with the contract and implement the contract continuously; or it shall be deemed as breach of contract.

VII. Responsibilities for breach of contract

Any party failing to fulfill the obligations under the contract in accordance with the contract shall fulfill the obligations and compensate the loss caused thereby of the other party.

VIII. Resolution of disputes

If disputes occur during performance of the contract, both parties shall solve through negotiation first; in case no settlement can be reached, any party can file lawsuit to the people's court of the place where the Party A is located.

IX. The contract is in quadruplicate with each party having two copies. The contract shall take effect when both parties sign with seals; and each copy has the equal legal effect.

Party A Company name: (seal) Authorized representative: Bank of deposit: Account No.:	Party B Company name: (seal) Authorized representative: Bank of deposit: Account No.: